UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 20, 2018

CATCHMARK TIMBER TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2325

Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 858-9794

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Southwest Property Sale Agreement

On August 20, 2018, CatchMark Timber Trust, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Sale Agreement”), by and among the Company, CatchMark HBU, LLC (“HBU”), CatchMark Southern Timberlands II, L.P. (“Southern Timberlands”), CatchMark TRS Harvesting Operations, LLC (“TRS”), CatchMark Texas Timberlands, L.P. (“Texas Timberlands,” and collectively with HBU, TRS and Southern Timberlands, “Seller”), Forest Investment Associates L.P. (“Purchaser”) and First American Title Insurance Company. Pursuant to the terms and conditions of the Sale Agreement, Purchaser, an unaffiliated third party, has agreed to purchase approximately 56,000 acres of commercial timberlands located in Texas and Louisiana (the “Southwest Property”) from Seller for an aggregate purchase price of $78.5 million (subject to adjustment as set forth in the Sale Agreement, as discussed below) (the “Sale Price”). Within 15 days of the execution date of the Sale Agreement, Purchaser will deliver into escrow $2.4 million (the “Escrow Amount”), which will be held in escrow pending the closing of the sale of the Southwest Property pursuant to the Sale Agreement (the “Closing”). The Closing will take place 15 days following the expiration of the Inventory Period (as defined below) or such later date as the parties may agree, provided that the Closing will not take place earlier than November 29, 2018.

The Sales Price is based in part on assumptions regarding the volumes of timber contained in the Southwest Property and is subject to adjustment based upon the actual volumes of merchantable timber contained in the Southwest Property. At Purchaser’s election, Seller and Purchaser will employ an independent forestry consultant to undertake a timber cruise of the Southwest Property (“Cruise”), with such Cruise to be completed within 75 days after the date of the Sale Agreement (the “Inventory Period”). The data obtained in the Cruise will be used to determine the actual value of merchantable timber contained in the Southwest Property (the “Total Cruised Value”). If the Total Cruised Value is greater or less than the estimated value assigned to the Southwest Property pursuant to the Sale Agreement (the “Estimated Timber Value”) by more than 3%, then the Sales Price will be adjusted upward or downward, as applicable, based upon the amount by which the variation between the Total Cruised Value and the Estimated Timber Value exceeds such 3% threshold.

Purchaser will have until the expiration of the Inventory Period to provide notice of objections to any Title Failures (as defined in the Sale Agreement). In the event that Seller elects not to cure any Title Failures, Purchaser will have the right to reduce the Sales Price by the fair market value of the affected parcels of the Southwest Property (determined in accordance with the Sale Agreement) and require Seller to proceed with the Closing with those portions of the Southwest Property subject to such uncured Title Failure excluded. The Sale Agreement also provides that, in the event Seller elects not to cure any Recognized Environmental Conditions (as defined in the Sale Agreement) identified by Purchaser, Purchaser will have the option to either (i) purchase the Southwest Property subject to such uncured Recognized Environmental Conditions with no adjustment to the Sales Price, or (ii) purchase the Southwest Property exclusive of such portions of the Southwest Property subject to such uncured Recognized Environmental Condition at a Sales Price reduced by the fair market value of such portions of the Southwest Property.

If the Closing does not occur due to a default by Purchaser, Seller’s sole remedy will be receipt of the Escrow Amount as liquidated damages. If the Closing does not occur due to a default by Seller, Purchaser, as its sole remedy, may either (i) terminate the Agreement and receive a full refund of the Escrow Amount, (ii) waive such default and proceed to Closing, (iii) seek specific performance of the Sale Agreement, or (iv) if specific performance is not available to Purchaser, receive reimbursement of up to $100,000 of its reasonable expenses incurred in connection with the Sale Agreement.

The Sale Agreement provides for customary representations, warranties and covenants from Seller, which representations, warranties and covenants will survive for a period of one year from the Closing. The Sale Agreement provides that Seller will indemnify Purchaser for breaches of Seller’s representations, warranties and covenants, provided that the maximum amount of such indemnification will not exceed 10% of the aggregate Sale Price.

Bandon Property Option Agreements

The Company is a party to three Option Agreements, each dated as of May 30, 2018 and each subsequently amended on June 28, August 3 and August 21, 2018 (as amended, the “Option Agreements,” and each an “Option Agreement”), by and between the Company and three separate third party sellers affiliated with Forest Investment Associates L.P. (collectively, the “Bandon Sellers” and each, a “Bandon Seller”). The material terms of each Option Agreement, and the subsequent amendments thereto, are the same.

On August 20, 2018, the Company gave written notice of the exercise of its options, pursuant to the terms of the Option Agreements, to purchase an aggregate of 18,063 acres of commercial timberlands located in Oregon (the “Bandon Property”) from the Bandon Sellers for an aggregate purchase price of $88.8 million (exclusive of payments totaling $0.9 million made by the Company to extend the terms of the options under the Option Agreements) (the “Purchase Price”). Within one day of the execution date of the Option Agreements, the Company delivered to the Bandon Sellers $3.5 million as option consideration (the “Option Consideration”).

The closing of the transactions contemplated by each Option Agreement will take place on August 28, 2018 or such later date as the parties may agree. The closing of the transactions contemplated by each Option Agreement is conditioned upon the satisfaction of the conditions to the closing of each other Option Agreement. At the Closing, (i) the Company will pay the aggregate Purchase Price (as adjusted pursuant to the Option Agreements) to the Bandon Sellers, with the Option Consideration applied towards the payment of such Purchase Price, and (ii) the Bandon Sellers will convey to the Company fee simple title to the Bandon Property (subject to any carve-outs and exclusions pursuant to the Option Agreements), free and clear of all encumbrances other than customary permitted encumbrances.

If the transactions contemplated by an Option Agreement do not close due to a default by the Company, the Bandon Seller party to such Option Agreement will be entitled to retain the Option Consideration, and the Company will reimburse such Bandon Seller for up to $100,000 of its reasonable expenses in connection with the Option Agreement. If the transactions contemplated by an Option Agreement do not close due to a default by a Bandon Seller, the Company will have the right to either (i) terminate such Option Agreement and receive a full refund of the Option Consideration, (ii) waive such default and proceed to closing, (iii) seek specific performance of the Option Agreement, or (iv) if specific performance is not available to the Company, receive reimbursement of up to $100,000 of its reasonable expenses in connection with the Option Agreement.

Each Option Agreement provides for customary representations, warranties and covenants from the Bandon Seller party thereto, which representations, warranties and covenants will survive for a period of one year from closing. Each Option Agreement provides that the Bandon Seller party thereto will indemnify the Company for breaches of such Bandon Seller’s representations, warranties and covenants, provided that the maximum amount of such indemnification will not exceed 10% of the portion of the aggregate Purchase Price payable pursuant to such Option Agreement.

The termination of any Option Agreement will cause the automatic termination of the other Option Agreements.

On August 22, 2018, the Company issued a press release announcing the entry into the Sale Agreement and the Company’s exercise of its options pursuant to the Option Agreements. A copy of the press release was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2018.

Credit Facility Amendment

The Company is a party to that certain Fifth Amended and Restated Credit Agreement, dated as of December 1, 2017 (the “Credit Agreement”) by and among CatchMark Timber Operating Partnership, L.P., as borrower, the Company and its wholly-owned subsidiaries, as guarantors, CoBank, ACB, as administrative agent, joint lead arranger, sole bookrunner, swingline lender and issuing lender, AgFirst Farm Credit Bank, as joint lead arranger and syndication agent, and Coöperatieve Rabobank U.A., New York Branch, as documentation agent, and certain financial institutions, as lenders. On August 22, 2018, the Credit Agreement was amended to, among other things, add a new $140,000,000 seven-year term loan credit facility (the “Term A-4 Loan Facility”) and to decrease the commitment under the seven-year multi-draw term credit facility from $265,000,000 to $200,000,000, as well as to make certain technical changes to permit the borrower to create a profits interest incentive program, subject to the Company approving such a program. The Term A-4 Loan Facility will bear interest at an adjustable rate equal to a base rate plus 0.70% or a LIBOR rate plus 1.70%, and will terminate and all amounts outstanding under the Term A-4 Loan Facility will be due and payable on August 22, 2025.

The Company will file the Sale Agreement, the Option Agreements and the amended Credit Facility as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2018. The foregoing descriptions of the Sale Agreement, the Option Agreements and the amendments to the Credit Facility and the transactions contemplated thereby do not purport to be complete and are subject to and qualified in their entirety by reference to the terms of the respective agreements.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements in this report include, but are not limited to, statements about the expected timing of the completion of the proposed transactions and other statements that are not historical facts.

Forward-looking statements are based on a number of assumptions involving judgments and are subject to risks, uncertainties and other factors that could cause actual results to differ materially from our historical experience and present expectations. Such risks and uncertainties include, but are not limited to, the risks that the conditions to the closing of one or both of the proposed transactions may not be satisfied; the length of time necessary to consummate one or both of the proposed transactions may be longer than contemplated for various reasons; the acquired Bandon assets and operations may not be integrated successfully or integration costs may be higher than anticipated; the expected benefits of the proposed transactions may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related matters; the potential impact of the announcement or consummation of the proposed transactions on relationships with customers, suppliers, competitors, and management and other employees; and litigation risks related to the proposed transactions. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We make no representations or warranties (express or implied) about the accuracy of any forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

By:	/s/ Brian M. Davis
Brian M. Davis Senior Vice President and Chief Financial Officer

Dated: August 24, 2018

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